Exhibit 3.35

THIRTY-THIRD AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawals and admissions of said partners, the number of general partners is 606.

In affirmation thereof, the facts stated above are true.

Dated: February 19, 2025

General Partner:

By _______/s/ Penny Pennington ___________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Byers II, Michael Edward	2/1/2025	12555 Manchester Road	St. Louis, MO 63131
Llewellyn, Evan Christopher	2/1/2025	12555 Manchester Road	St. Louis, MO 63131
Wood, Michelle Lee	2/1/2025	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
AGL Family Trust	2/1/2025	12555 Manchester Road	St. Louis, MO 63131
Eisemann, Jessica Ann	2/1/2025	12555 Manchester Road	St. Louis, MO 63131
Evan and Carrie Llewellyn Revocable Trust	2/1/2025	12555 Manchester Road	St. Louis, MO 63131
McSwain, Randle Mathes	2/1/2025	12555 Manchester Road	St. Louis, MO 63131
Robert and Michelle Wood Revocable Trust	2/1/2025	12555 Manchester Road	St. Louis, MO 63131
Streeter, Andrew M	2/1/2025	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Thirty-Third Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.